UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2024

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 East Market Street Suite 650 Akron, Ohio	44305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, $0.01 par value per share	BW	New York Stock Exchange
8.125% Senior Notes due 2026	BWSN	New York Stock Exchange
6.50% Senior Notes due 2026	BWNB	New York Stock Exchange
7.75% Series A Cumulative Perpetual Preferred Stock	BW PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 8, 2024, Babcock & Wilcox Enterprises, Inc. (the “Company”), through B&W PGG Luxembourg Finance Sárl and Babcock & Wilcox A/S, each a subsidiary of the Company (the “Seller”), entered into a share purchase agreement to sell the entire issued and outstanding share capital of its (i) Italian subsidiary SPIG S.p.A. (“SPIG”), and, indirectly, its subsidiaries, and (ii) Swedish subsidiary Babcock & Wilcox Vølund AB f/k/a Götaverken Miljö AB (“GMAB”), respectively, to Auctus Neptune Holding S.p.A. (the “Buyer” and such agreement, the “Purchase Agreement”).

The Purchase Agreement provides for a total base purchase price equal to approximately €36.7 million to be paid to the Seller at the closing of the transaction, subject to certain adjustments for specified indemnity obligations or specified payments, dividends, encumbrances, releases, share issuances or other payments made (or obligations assumed) by SPIG or GMAB, other than as permitted in the Purchase Agreement. The Purchase Agreement also includes (i) customary representations and warranties regarding SPIG and GMAB and their businesses and assets, as well as certain indemnities with respect thereto and (ii) certain customary closing conditions, including the draw down by the Buyer’s lenders of the necessary funds to pay the portion of the purchase price to be financed through debt. The Purchase Agreement also provides for a three-year non-competition covenant limited to the Company’s continuing Wet and Dry Cooling Business and a three-year non-solicitation covenant.

The Company does not have any material relationship with the Buyer other than in respect of the transaction.

Item 7.01 Regulation FD Disclosure

On October 10, 2024, the Company issued a press release announcing the signing of the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1, and the information contained in Exhibit 99.1 is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 10, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

October 10, 2024	By:	/s/ Louis Salamone
Louis Salamone
Executive Vice President, Chief Financial Officer and Chief Accounting Officer
(Principal Accounting Officer and Duly Authorized Representative)